Exhibit 99.1

CONTACTS:	Tony Rossi
Financial Relations Board
213-486-6545
trossi@frbir.com
IGO REPORTS SECOND QUARTER 2008 FINANCIAL RESULTS
Q2 2008 Highlights:
•	Cash and investments increase by approximately $1 million during Q2 2008, with no long-term debt

•	Net loss of ($0.00) per share in Q2 2008 compared to net loss of ($0.15) in Q2 2007

•	Net income excluding non-cash equity compensation and divested businesses was $0.01 per share in Q2 2008 compared to net loss of ($0.01) per share in Q2 2007
SCOTTSDALE, Ariz., July 23, 2008 – iGo, Inc. (Nasdaq: IGOI), a leading provider of innovative portable power and computing solutions, today reported financial results for the second quarter ended June 30, 2008. Total revenue was $18.6 million in the second quarter of 2008, compared with revenue of $19.5 million in the second quarter of 2007.
Excluding revenues related to business lines divested during and subsequent to the end of the first quarter of 2007 (handheld and expansion/docking), total revenues were $16.8 million in the second quarter of 2008, compared to $17.6 million in the same quarter of the prior year. According to Generally Accepted Accounting Principles in the United States (U.S. GAAP), iGo must consolidate the operating results of Mission Technology Group, the acquirer of the Company’s expansion/docking business, into its financial results until such time as the Company’s financial interest in the performance of Mission Technology Group no longer meets the criteria for consolidation.
Net loss was $66,000, or ($0.00) per share, in the second quarter of 2008, compared with a net loss of $4.8 million, or ($0.15) per share, in the same quarter of the prior year.
Excluding non-cash compensation expense and the operating results of the divested businesses, net income was $173,000, or $0.01 per share, in the second quarter of 2008, compared to a net loss of $326,000, or ($0.01) per share, in the second quarter of 2007. The net loss for the second quarter of 2007 also excludes charges recorded for obsolete inventory and restructuring expense. A detailed reconciliation of GAAP to non-GAAP financial results, including the impact of the charges for obsolete inventory and restructuring expense recorded in the second quarter of 2007, is provided in the financial tables at the end of this release.
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Michael D. Heil, President and Chief Executive Officer of iGo, commented, “We had another quarter of positive cash generation and built our cash and investments balance to more than $27 million. Revenue from sales of power products, excluding the OEM channel that we no longer sell into, increased approximately 18% over the prior year. This revenue growth is being driven by solid sales trends in the retail channel, particularly in the high-power products area.”
Second Quarter Product Area Highlights
•	Unit sales of universal power products for high-power mobile electronic (ME) devices, such as portable computers, were approximately 322,000 units in the second quarter of 2008.
•	Unit sales of universal power adapters for low-power ME devices, such as mobile phones, PDAs, MP3 players and digital cameras, were approximately 759,000 units in the second quarter of 2008.
•	Revenue from the sale of power products for high-power ME devices was $11.5 million in the second quarter of 2008, an increase of 4.3% from $11.0 million in the same period of the prior year. An increase in sales through the retail channel offset a decline in sales through the OEM channel.
•	Revenue from the sale of power products for low-power ME devices was $5.2 million in the second quarter of 2008, a decrease of 7.0% from $5.6 million in the same period of the prior year.
•	Revenue from the sale of all power products was $16.7 million in the second quarter of 2008, compared with $16.6 million in the same period of the prior year. Power product revenue included $2.5 million from sales to OEM customers in the second quarter of 2007, compared to $43,000 in the second quarter of 2008. Excluding sales to OEM customers, power product revenue increased 17.9% in the second quarter of 2008, compared to the same quarter of 2007.
Financial Highlights
Gross margin was 29.1% in the second quarter of 2008, compared to 10.9% in the second quarter of 2007. Excluding the operations of the divested businesses and charges for excess and obsolete inventory, gross margin was 27.2% in the second quarter of 2008, compared to 32.3% in the second quarter of 2007. The decline in gross margin is primarily attributable to increasing pricing pressure in the high-power retail channel.
Total operating expenses in the second quarter of 2008 were $5.8 million, compared with $8.9 million in the second quarter of 2007. Excluding non-cash equity compensation expense, the operations of the divested businesses and severance charges, operating expenses were $4.7 million in the second quarter of 2008, or 28.0% of revenue (excluding revenue from divested businesses), compared to $6.4 million in the second quarter of 2007, or 36.4% of revenue (excluding revenue from divested businesses). The decline in operating expenses as a percentage of revenue reflects the impact of the lower cost structure following the restructuring actions taken during 2007.
Excluding assets of the divested businesses, the Company’s balance sheet remained strong with $27.5 million in cash, cash equivalents, and short-term investments at June 30, 2008. The Company continued to have no long-term debt and had a book value per share of $1.19 based on 31.9 million common shares issued and outstanding at June 30, 2008.

Outlook
The Company has elected not to provide U.S. GAAP-based financial guidance for the third quarter of 2008 because Mission Technology Group does not prepare financial forecasts. However, Mission Technology Group’s revenue and operating results for the third quarter of 2008 are not expected to be more or less significant to the Company’s consolidated financial results than they were for the second quarter of 2008.
On a non-GAAP basis, which excludes revenue from divested businesses, the Company believes that revenue will range from $17 million to $18 million in the third quarter of 2008. The Company also believes that net income, excluding the operating results of divested businesses and non-cash equity compensation, will be approximately breakeven.
“We expect the positive sales trends in the retail channel to continue into the third quarter,” said Mr. Heil. “Our stable revenue base should enable the Company to be at or near profitability as we continue to invest in initiatives that can generate higher levels of growth in the future.”
Non-GAAP Financial Measures
Although the Company consolidates the operating results of Mission Technology Group, the acquirer of its docking/expansion business, for accounting purposes under U.S. GAAP, the Company believes that the discussion of operating results excluding the handheld and expansion/docking lines of business and non-cash equity compensation allows management and investors to evaluate and compare the Company’s operating performance on a more meaningful and consistent manner. In addition, management uses these measures internally for evaluation of the performance of the business, including the allocation of resources. These non-GAAP financial measures should be considered in addition to, not as a substitute for, or superior to, measures of financial performance in accordance with GAAP.
About iGo, Inc.
iGo, Inc., based in Scottsdale, Arizona, is a developer of universal power adapters for portable computers and mobile electronic devices (e.g., mobile phones, PDAs, digital cameras, etc.) and creator of the patented iGo® intelligent tip technology. iGo offers a full line of AC, DC and combination AC/DC power adapters for portable computers and low-power mobile electronic devices. All of these adapters leverage iGo’s intelligent tip technology, which enables one power adapter to power/charge hundreds of brands and thousands of models of mobile electronic devices through the use of interchangeable tips.
iGo’s products are available at www.iGo.com as well as through leading resellers and retailers. For additional information call 480-596-0061, or visit www.igo.com.
iGo is a registered trademark of iGo, Inc. All other trademarks or registered trademarks are the property of their respective owners.
This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. The words “believe,” “expect,” “anticipate,” “should,” and other similar statements of expectations identify forward-looking statements. Forward-looking statements in this press release include expectations regarding the Company’s financial performance in the third quarter of 2008; the expectation that Mission Technology Group’s revenue and operating results for the third quarter

iGo, Inc.

of 2008 will not be more or less significant to the Company’s consolidated financial results than they were for the second quarter of 2008; the expectation of continued positive sales trends in the retail channel and the expectation that the company will remain profitable. These forward-looking statements are based largely on management’s expectations and involve known and unknown risks, uncertainties and other factors, which may cause the Company’s actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Risks that could cause results to differ materially from those expressed in these forward-looking statements include, among others, the loss of, and failure to replace, any significant customers; the inability of the Company’s new sales and marketing strategy to generate broader consumer awareness, increased adoption rates, or impact sell-through rates at the retail and wireless carrier level; the timing and success of product development efforts and new product introductions, including internal development projects as well as those being pursued with strategic partners; the timing and success of product developments, introductions and pricing of competitors; the timing of substantial customer orders; the availability of qualified personnel; the availability and performance of suppliers and subcontractors; the ability to expand and protect the Company’s proprietary rights and intellectual property; the successful resolution of unanticipated and pending litigation matters; market demand and industry and general economic or business conditions; and other factors to which this press release refers. Additionally, other factors that could cause actual results to differ materially from those set forth in, contemplated by, or underlying these forward-looking statements are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 under the heading “Risk Factors.” In light of these risks and uncertainties, the forward-looking statements contained in this press release may not prove to be accurate. The Company undertakes no obligation to publicly update or revise any forward-looking statements, or any facts, events, or circumstances after the date hereof that may bear upon forward-looking statements. Additionally, the Company does not undertake any responsibility to update you on the occurrence of unanticipated events which may cause actual results to differ from those expressed or implied by these forward-looking statements.
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iGo, Inc.

iGo, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(000’s except per share data)
(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2008	2007	2008	2007
Net revenue	$18,553	$19,508	$37,492	$38,371

Gross profit	5,404	2,119	10,982	7,525

Selling, engineering and administrative expenses	5,787	8,886	12,693	16,906

Loss from operations	(383)	(6,767)	(1,711)	(9,381)
Interest income (expense), net	210	289	478	556
Gain on disposal of assets and other income, net	107	1,837	261	2,141
Litigation settlement income	—	—	672	—

Loss before minority interest	(66)	(4,641)	(300)	(6,684)
Minority interest	—	(127)	—	(127)

Net loss	$(66)	$(4,768)	$(300)	$(6,811)

Net loss per share — basic and diluted	$(0.00)	$(0.15)	$(0.01)	$(0.22)

Weighted avg common shares outstanding — basic and diluted	31,772	31,574	31,676	31,657
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iGo, Inc.

iGo, Inc. and Subsidiaries
Selected Other Data
(unaudited)
Reconciliation of non-GAAP Financial Measure — Operating results by product line to net income (loss) before non-cash equity compensation, excess and obsolete inventory expense, severance expense, and gain on sale of patent portfolio, net of loss on dispoal of related assets by product line:

	Three months ended			Three months ended
	June 30, 2008				June 30, 2007
	Power,			Power,
	Keyboards	Expansion &		Keyboards	Expansion &
	& Corporate	Handheld	Total	& Corporate	Handheld	Total
Net revenue	$16,825	$1,728	$18,553	$17,606	$1,902	$19,508

Gross profit	4,580	824	5,404	1,282	837	2,119

Selling, engineering and administrative expenses	5,112	675	5,787	8,021	865	8,886

Income (loss) from operations	(532)	149	(383)	(6,739)	(28)	(6,767)
Interest income (expense), net	202	8	210	287	2	289
Other income (expense), net	110	(3)	107	106	1,731	1,837
Litigation settlement income	—	—	—	—	—	—

Income (loss) before minority interest	(220)	154	(66)	(6,346)	1,705	(4,641)
Minority interest	—	—	—	—	(127)	(127)

Net income (loss)	(220)	154	(66)	(6,346)	1,578	(4,768)
Non-cash equity compensation	393	—	393	1,005	—	1,005
Excess and obsolete inventory expense	—	—	—	4,401	—	4,401
Severance expense	—	—	—	614	—	614
Gain on sale of patent portfolio, net of loss on disposal of related license assets	—	—	—	—	(1,585)	(1,585)

Net income (loss) as adjusted	$173	$154	$327	$(326)	$(7)	$(333)

Net income (loss) per share as adjusted	$0.01	$0.00	$0.01	$(0.01)	$(0.00)	$(0.01)

Weighted avg common shares outstanding — basic:	31,772	31,772	31,772	31,574	31,574	31,574

iGo, Inc.

iGo, Inc. and Subsidiaries
Selected Other Data Continued
(unaudited)
Reconciliation of non-GAAP Financial Measure — Gross profit by product line to gross profit before excess and obsolete inventory expense by product line:

	Three months ended			Three months ended
	June 30, 2008			June 30, 2007
	Power,			Power,
	Keyboards	Expansion &		Keyboards	Expansion &
	& Corporate	Handheld	Total	& Corporate	Handheld	Total
Gross profit	$4,580	$824	$5,404	$1,282	$837	$2,119
Excess and obsolete inventory expense	—	—	—	4,401	—	4,401

Gross profit as adjusted	$4,580	$824	$5,404	$5,683	$837	$6,520

Reconciliation of non-GAAP Financial Measure — Selling, engineering and administrative expenses by product line to selling, engineering and administrative expenses before non-cash equity compensation and severance expense by product line:

	Three months ended			Three months ended
	June 30, 2008			June 30, 2007
	Power,			Power,
	Keyboards	Expansion &		Keyboards	Expansion &
	& Corporate	Handheld	Total	& Corporate	Handheld	Total
Selling, engineering and administrative expenses	$5,112	$675	$5,787	$8,021	$865	$8,886
Non-cash equity compensation	(393)	—	(393)	(1,005)	—	(1,005)
Severance expense	—	—	—	(614)	—	(614)

Selling, engineering and administrative expenses as adjusted	$4,719	$675	$5,394	$6,402	$865	$7,267

This information is being provided because management believes these are key metrics to the investment community and assist in the understanding and analysis of operating performance. Operating results by product line and corresponding net income (loss) before non-cash equity compensation, excess and obsolete inventory expense, severance expense, and gain on sale of patent portfolio, net of loss on disposal of related license assets; gross profit by product line and corresponding gross profit before excess and obsolete inventory expense; and selling, engineering and administrative expenses by product line and corresponding selling, engineering and administrative expenses before non-cash equity compensation and severance expense should be considered in addition to, not as a substitute for, or superior to, measures of financial performance in accordance with GAAP.

iGo, Inc.

iGo, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(000’s)
(unaudited)

	June 30,	December 31,
	2008	2007
ASSETS

Cash and cash equivalents	$21,461	$15,908
Short-term investments	6,129	9,026
Accounts receivable, net	14,015	16,924
Inventories	4,678	7,406
Prepaid expenses and other current assets	248	445

Total current assets	46,531	49,709
Long-term investments	570	—
Other assets, net	3,486	4,441

Total assets	$50,587	$54,150

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities	$12,177	$16,311
Minority interest	384	384

Total liabilities	12,561	16,695

Total stockholders’ equity	38,026	37,455

Total liabilities and stockholders’ equity	$50,587	$54,150

iGo, Inc.

iGo, Inc. and Subsidiaries
Selected Other Data
(unaudited)
Reconciliation of non-GAAP Financial Measure — Balance sheet excluding accounts of Mission Technology Group.

	June 30, 2008
	iGo	Mission Tech	Eliminations	Consolidated
ASSETS

Cash and cash equivalents	$20,761	$700	$—	$21,461
Short-term investments	6,129	—	—	6,129
Accounts receivable, net	13,805	345	(135)	14,015
Inventories	3,948	962	(232)	4,678
Prepaid expenses and other current assets	190	58	—	248

Total current assets	44,833	2,065	(367)	46,531
Long-term investments	570	—	—	570
Other assets, net	4,333	1,484	(2,331)	3,486

Total assets	$49,736	$3,549	$(2,698)	$50,587

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities	$11,714	$598	$(135)	$12,177
Minority interest	384	2,655	(2,655)	384

Total liabilities	12,098	3,253	(2,790)	12,561

Total stockholders’ equity	37,638	296	92	38,026

Total liabilities and stockholders’ equity	$49,736	$3,549	$(2,698)	$50,587

Reconciliation of non-GAAP Financial Measure — Cash, cash equivalents and investments excluding accounts of Mission Technology Group.

Cash and cash equivalents	$20,761	$700	$—	$21,461
Short-term investments	6,129	—	—	6,129
Long-term investments	570	—	—	570

Total cash, cash equivalents, short-term investments	$27,460	$700	$—	$28,160

This information is being provided because management believes these are key metrics to the investment community and assist in the understanding and analysis of financial position. Balance sheet excluding the accounts of Mission Technology Group and related eliminations and cash, cash equivalents, and investments excluding the accounts of Mission Technology Group should be considered in addition to, not as a substitute for, or superior to, measures of financial position in accordance with GAAP.
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